UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2009
Odyssey Re Holdings Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-16535	52-2301683
(State or Other Jurisdiction	Commission File Number	(I.R.S. Employer
of Incorporation)		Identification Number)

Odyssey Re Holdings Corp.
300 First Stamford Place, Stamford, Connecticut 06902
(203) 977-8000
(Address of principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 29, 2009, the Compensation Committee of the Board of Directors of Odyssey Re Holdings Corp. (“OdysseyRe”) approved the material terms of an amendment and restatement of the employment agreement between OdysseyRe and Andrew Barnard that was effective as of June 1, 2005. The amended and restated employment agreement is effective as of May 1, 2009.
Under his amended and restated employment agreement, Mr. Barnard will continue as President and Chief Executive Officer of OdysseyRe, and/or hold such other positions as may be mutually agreed with the Board of Directors of OdysseyRe. Mr. Barnard’s term of employment was extended until May 1, 2016, or such later time as is mutually agreed in writing between the parties. In connection with the amendment of the employment agreement, Mr. Barnard will receive an award of OdysseyRe restricted stock with a value of $5,000,000, which will fully vest on May 1, 2016 (with accelerated vesting upon death, disability, retirement, “change in control” of OdysseyRe, a “constructive termination” of employment by Mr. Barnard, or a termination of employment by OdysseyRe for reasons other than for “cause”) (as such terms are defined in the employment agreement). In addition, the following unvested shares of restricted stock held by Mr. Barnard shall fully vest upon the execution of the amended and restated employment agreement: (i) 90,210 unvested shares of OdysseyRe restricted stock granted to Mr. Barnard in connection with the initial public offering of OdysseyRe common stock in 2001 (scheduled to vest in June 2010 and June 2011), (ii) 80,854 unvested shares of OdysseyRe restricted stock granted to Mr. Barnard in connection with his entering into the employment agreement in 2005 (scheduled to vest in June 2009 and June 2010) and (iii) 6,500 shares of Fairfax Financial Holdings Limited (“Fairfax”) restricted stock granted to Mr. Barnard in 1996 in connection with his previous employment with Fairfax (scheduled to vest in June 2010). Subject to the foregoing, the remainder of Mr. Barnard’s employment agreement shall continue in full force and effect as it had prior to being amended and restated.
The foregoing description is qualified by reference to the full text of the amended and restated employment agreement, which will be filed as an exhibit to OdysseyRe’s Form 10-Q for the quarter ended June 30, 2009.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 2, 2009

ODYSSEY RE HOLDINGS CORP.

By:	/s/ Donald L. Smith

Name:	Donald L. Smith
Title:	Senior Vice President, General Counsel and Corporate Secretary